EXHIBIT 23


INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statements No. 33-86312 and No. 333-53750 of Hampshire Group, Limited on Forms S-3/S-8 of our report dated March 10, 2003, (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the Company's change in method of accounting for goodwill to conform with Statement of Financial Accounting Standards No. 142) appearing in this Annual Report on Form 10-K of Hampshire Group, Limited for the year ended December 31, 2002.



March 27, 2003


/s/ Deloitte & Touche
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Deloitte & Touche